EXHIBIT 10.1

                     ASSIGNMENT AGREEMENT LETTER AGREEMENT
                            DATED FEBRUARY 28, 2006


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                              ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of this 28th day of February, 2006

BETWEEN:

                  BUD ENTERPRISES a corporation incorporated in the Province of British Columbia, having a business office in the Province of British Columbia, Canada
                  (the "ASSIGNOR")

AND:

                  BRINX RESOURCES CORP., a corporation incorporated in the State of Nevada, having a business office in the City of Albuquerque, New Mexico, USA
                  (the "ASSIGNEE")

WHEREAS:

    A. The Assignor and the Assignee are in the business of resource exploration;

    B. Griffin & Griffin Exploration L.L.C. ("Griffin") is the owner or will become the owner of the oil, gas and mineral leases covering certain prospects and will drill on each a prospect well ("Program Well") to a depth sufficient to test the Frio Sands identified as prospectively productive of oil and/or gas (the "Drilling Program").

    C. On or about December 21, 2005, the Assignor entered into a Drilling Program Agreement with Griffin & Griffin Exploration, L.L.C. ("Griffin") (the "Drilling Program Agreement") to purchase from Griffin a ten percent (10%) gross working interest and revenue interest in the Drilling Program; and

    D. Upon the terms and subject to the conditions set forth in this agreement, with the consent of Griffin, the Assignor has agreed to assign and the Assignee has agreed to accept an assignment of the Drilling Program Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. The Assignor hereby assigns, transfers and sets over to the Assignee all rights, title, interest and benefits held by or granted to the Assignor in and to the Drilling Program Agreement dated December 21, 2005 between the Assignor and Griffin, a complete copy of which is attached hereto as Exhibit "A".




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2. The Assignee  hereby  agrees to pay to the Assignor the sum of Three  Hundred and Fifty Thousand ($350,000) Dollars in United States funds on or before the fourteenth day following the date of this Agreement, failing which, this Agreement and the Assignment(s) contained herein shall be null and void, unless otherwise agreed to in writing by the parties.

3. The Assignor warrants and represents that as of the date of this Assignment Agreement, the Drilling Program Agreement is in full force and effect, without modification or amendment, that it has the full right and authority to transfer said agreement and that the rights transferred herein are free of lien, encumbrance or adverse claim.

4. The Assignee hereby assumes and agrees to perform all obligations of the Assignor under the Drilling Program Agreement and guarantees to hold the Assignor harmless from any claim or demand, of any kind made hereunder.

5. This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

6. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

7. This Assignment may not be amended except by an instrument in writing signed by each of the parties.

8. This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto. Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

9. All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:        If to the Assignee:             If to Griffin:

1180 Berry Point Rd.       820 Piedra Vista Rd.            LeFleur's Gallery
Gabriolla Is, BC           NE Albequerqe NM,               P.O. Box 12274
Canada, VOR 1X1            USA, 87123-1954                 Jackson, MS, 39236



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250.247.9135 ph            505.291.0158 ph                 601.713.1175 fax
250.247.9138 fax           505.291.0158 fax

10. This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

11. This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13. The Exhibit is attached to this Assignment and is incorporated herein.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.


ASSIGNOR:                                    ASSIGNEE:

BUD ENTERPRISES :                            BRINX RESOURCES LTD.



Per:  /s/ MIKE JENKS                         Per:  /s/ LEROY HALTERMAN
    ----------------------------------           -------------------------------
    Authorized Signatory                         Authorized Signatory

Name:    MIKE JENKS                          Name:    LEROY HALTERMAN
     ---------------------------------            ------------------------------

Title:   PRESIDENT                           Title:   PRESIDENT
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